Exhibit 4.27 SIXTEENTH SUPPLEMENTAL INDENTURE SIXTEENTH SUPPLEMENTAL INDENTURE (this “Sixteenth Supplemental Indenture”), dated as of April 1, 2020, among T-Mobile US, Inc., a Delaware corporation (“T- Mobile US”), T-Mobile USA, Inc., a Delaware corporation (“T-Mobile USA” and, together with T-Mobile US, the “New Guarantors”), Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), a Kansas corporation (the “Company”), Sprint Corporation, a Delaware corporation (“Sprint” and, collectively with the New Guarantors, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). RECITALS OF THE COMPANY WHEREAS, the Company and the Trustee have duly executed and delivered that certain Senior Notes Indenture, dated as of November 20, 2006 (the “Original Indenture”), among the Company and the Trustee, as amended and supplemented by the Eighth Supplemental Indenture, dated as of September 11, 2013 (the “Eighth Supplemental Indenture”), among the Company, Sprint and the Trustee and the Thirteenth Supplemental Indenture, dated as of May 14, 2018 (the “Thirteenth Supplemental Indenture”), between the Company and the Trustee (the Original Indenture, as amended and supplemented by the Eighth Supplemental Indenture and the Thirteenth Supplemental Indenture, the “Base Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series (the “Securities”); WHEREAS, the Company and the Trustee have duly executed and delivered (i) the First Supplemental Indenture, dated as of November 9, 2011, pursuant to which $1,000,000,000 aggregate principal amount of 11.500% Senior Notes due 2021 (the “2021 Notes”) were issued and are outstanding on the date hereof (the “First Supplemental Indenture”) (ii) the Seventh Supplemental Indenture, dated as of November 12, 2012 (the “Seventh Supplemental Indenture” and the Base Indenture as amended and supplemented by the First Supplemental Indenture and the Seventh Supplemental Indenture, the “2021 Notes Indenture”); (iii) the Fifth Supplemental Indenture, dated as of August 14, 2012, pursuant to which $1,500,000,000 aggregate principal amount of 7.000% Senior Notes due 2020 (the “2020 Notes”) were issued and are outstanding on the date hereof (the “Fifth Supplemental Indenture” and the Base Indenture as amended and supplemented by the Fifth Supplemental Indenture and the Seventh Supplemental Indenture, the “2020 Notes Indenture”) and (iv) the Sixth Supplemental Indenture, dated as of November 14, 2012, pursuant to which $2,280,000,000 aggregate principal amount of 6.000% Senior Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes and the 2020 Notes, the “Notes”) were issued and are outstanding on the date hereof (the “Sixth Supplemental Indenture” and the Base Indenture as amended and supplemented thereby, the “2022 Notes Indenture” and each of the 2021 Notes Indenture, the 2020 Notes Indenture and the 2022 Notes Indenture, an “Indenture”), which, as applicable, govern the terms of the Notes; WHEREAS, on April 29, 2018, Sprint, T-Mobile US, Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile US (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company (“Merger Sub”), Galaxy Investment Holdings, Inc., a Delaware corporation (“Galaxy”), Starburst I, Inc., a Delaware corporation (“Starburst” and, together with

Galaxy, the “SoftBank US HoldCos”), and, for the limited purposes of the covenants and representations set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha, entered into a Business Combination Agreement (as heretofore amended, supplemented and modified, the “Business Combination Agreement”), pursuant to which (i) the SoftBank US HoldCos merged with and into Merger Company, with Merger Company continuing as the surviving entity and as a wholly owned subsidiary of T- Mobile US (the “HoldCo Mergers”) and (ii) Merger Sub merged with and into Sprint, with Sprint as the surviving corporation and a wholly owned direct or indirect subsidiary of T-Mobile US (the “Sprint Merger” and, together with the HoldCo Mergers, the “Mergers”), in each case on the terms and subject to the conditions set forth in the Business Combination Agreement. Following the Mergers, T-Mobile US contributed Sprint to T-Mobile USA or otherwise caused Sprint to become a direct or indirect wholly-owned subsidiary of T-Mobile USA (the “Contribution” and, collectively with the Mergers, the “T-Mobile Transaction”); WHEREAS, upon consummation of the T-Mobile Transaction, Sprint became an indirect wholly owned subsidiary of T-Mobile US; WHEREAS, in connection with the consummation of the T-Mobile Transaction, the parties wish to provide that each New Guarantor will provide an irrevocable and unconditional guarantee in respect of each series of Notes; WHEREAS, the guarantees of each New Guarantor constitute a direct benefit to such New Guarantor and will be in furtherance of the corporate purposes of such New Guarantor or necessary or convenient to the conduct, promotion or attainment of the business of such New Guarantor and, accordingly, in consideration therefor, each New Guarantor is willing to guarantee the Notes on the terms set forth herein; and WHEREAS, pursuant to Section 901(14) of the Base Indenture, the Trustee is authorized to execute and deliver this Sixteenth Supplemental Indenture without the consent of the Holders of each series of the Notes to add a guarantee to each series of the Notes; WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this Sixteenth Supplemental Indenture; and WHEREAS, all conditions and requirements necessary to make this Sixteenth Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized. NOW, THEREFORE, in consideration of the premises, the covenants and other agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby confirmed, the Company, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Trustee and the Holders of the Notes as follows: 2

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture. 2. Agreement to Guarantee. Each New Guarantor hereby agrees to jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, all payment obligations of the Company under the Notes for the payment of principal of, premium, if any, and interest on the Notes, and all other amounts payable by the Company to the Trustee and the Holders of the Notes under the Notes, each Indenture and this Sixteenth Supplemental Indenture (each a “Guarantee” and, together, the “Guarantees”). Each Guarantee is limited to the maximum amount that can be guaranteed by law or without resulting in the Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally. Each Guarantee shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon the Company exercising its legal defeasance or covenant defeasance option pursuant to Article XIII of the Base Indenture or the satisfaction and discharge of the obligations of the Company with respect to the Notes pursuant to Article IV of the Base Indenture, each in compliance with the terms of the applicable Indenture. For the avoidance of doubt, (other than as expressly provided in the applicable Indenture) nothing in this Sixteenth Supplemental Indenture shall prevent any New Guarantor from merging with and into the Company or Sprint, or the Company or Sprint from merging with and into any New Guarantor, and in such event such Guarantee of such New Guarantor shall terminate and the surviving entity shall remain the primary obligor under the Notes, the Indenture and this Sixteenth Supplemental Indenture. Furthermore, for the avoidance of doubt (other than as expressly provided in the applicable Indenture), nothing in this Sixteenth Supplemental Indenture shall prevent any Guarantor from merging with and into any other Guarantor, and in such event the guarantee of the surviving entity shall remain in full force and effect and the guarantee of the non-surviving entity shall terminate. Each New Guarantor shall be subrogated to all rights of the Holders of the Notes against the Company in respect of any amounts paid by such New Guarantor pursuant to the Guarantees; provided, however, that such New Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Notes shall have been paid in full or payment thereof shall have been provided for in accordance with the provisions of the Indenture. 3. Effect of Supplemental Indenture; Conflicts With Indenture. This Sixteenth Supplemental Indenture is executed by each New Guarantor, the Company, Sprint and the Trustee upon the Company’s request, pursuant to the provisions of each Indenture, and the terms and conditions hereof shall be deemed to be part of each Indenture for all purposes. The Indenture, as amended and supplemented by this Sixteenth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Sixteenth Supplemental Indenture are inconsistent with, or conflict with, the terms of any Indenture, the terms of this Sixteenth Supplemental Indenture shall govern. 4. No Personal Liability of Directors, Officers, Employees and Stockholders of the New Guarantors. No director, officer, employee, incorporator or stockholder of any New Guarantors, as such, shall have any liability for any obligations of the Company, Sprint, the New 3

Guarantors or any guarantor under any series of Notes, any guarantees under any series of Notes, any Indenture or this Sixteenth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. 5. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SIXTEENTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 6. Counterparts. The parties may sign any number of copies of this Sixteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 7. Effect of Headings. The headings of the sections of this Sixteenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Sixteenth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof. 8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors, the Company and Sprint. 9. Facsimile or Electronic Transmission. Exchange of signature pages to this Sixteenth Supplemental Indenture by facsimile or electronic transmission shall constitute effective execution and delivery of this Sixteenth Supplemental Indenture. [Signatures on following page] 4

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed, as of the date first above written. SPRINT CORPORATION By: /s/ Jud Henry Name: Jud Henry Title: Senior Vice President, Finance and Treasurer SPRINT COMMUNICATIONS, INC. By: /s/ Jud Henry Name: Jud Henry Title: Vice President and Treasurer [Sixteenth Supplemental Indenture]

T-MOBILE USA, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer T-MOBILE US, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer [Sixteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /s/ Manjari Purkayastha Name: Manjari Purkayastha Title: Vice President [Sixteenth Supplemental Indenture]